SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	DefinitiveAdditional Materials

☐	SolicitingMaterial pursuant to Rule 14a-11(c) or Rule 14a-12

RESOURCES CONNECTION, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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(1) Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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August 30, 2002

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2002 Annual Meeting of Stockholders of Resources Connection, Inc. to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, on October 4, 2002 at 10:00 a.m., Pacific Daylight Time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will view a presentation by Resources Connection and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on October 4, 2002, and urge you to return your proxy card as soon as possible.

Sincerely,

Donald B. Murray
President, Chief Executive Officer and
Chairman of the Board

RESOURCES CONNECTION, INC.
695 TOWN CENTER DRIVE,
SUITE 600
COSTA MESA, CALIFORNIA 92626
(714) 430-6400
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 4, 2002

To the Stockholders of Resources Connection, Inc.:

The Annual Meeting of Stockholders of Resources Connection, Inc. will be held at 10:00 a.m., Pacific Daylight Time, on October 4, 2002, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, for the following purposes:

1.  To vote for the election of Stephen J. Giusto, John C. Shaw and Jolene Sykes to our Board of Directors, each for a three-year term expiring at the Annual Meeting in 2005; and

2.  To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on August 28, 2002, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Stephen J. Giusto
Secretary

Costa Mesa, California
August 30, 2002

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY.
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE,
SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Resources Connection, Inc. (“Resources Connection”), a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Daylight Time, on October 4, 2002, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, and at any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about September 4, 2002.

We are enclosing a copy of our 2002 Annual Report to Stockholders, which includes our fiscal 2002 financial statements. The Annual Report is not, however, part of the proxy materials.

ABOUT THE MEETING

What am I voting on?

At the Annual Meeting, our stockholders will be voting on the election of three directors (Stephen J. Giusto, John C. Shaw and Jolene Sykes).

How does the Board of Directors recommend I vote in the election of directors?

Our Board of Directors recommends you vote FOR each of the nominees.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on August 28, 2002, which is known as the record date, are entitled to vote.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the director nominees. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

•	notifying our corporate secretary in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

How will voting on any other business be conducted?

Other than the proposal described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Donald B. Murray and Stephen J. Giusto, our Chief Executive Officer and Chief Financial Officer, respectively, to vote on those matters according to their best judgment.

Who will count the vote?

Representatives of American Stock Transfer & Trust, the independent inspector of election, will count the vote.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How many shares can vote?

As of the record date, 21,662,412 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each matter before the meeting.

What vote is required to approve the proposal to elect the nominees for directors?

A plurality of the shares of common stock voted in person or by proxy is required to elect the nominees for directors. A plurality means that the three nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

What constitutes a quorum?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. Because there were 21,662,412 eligible votes as of the record date, we will need at least 10,831,207 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

How will “broker non-votes” be treated?

“Broker non-votes” are shares held by brokers or nominees for which the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular matter, those shares will not count as votes for or votes withheld for any director nominee.

Who can attend the Annual Meeting?

All stockholders as of August 28, 2002, can attend the Annual Meeting. If your shares are held through a broker and you would like to attend, please either (1) write Kate W. Duchene, our Chief Legal Officer, at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626; or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

When must notice of business or of a stockholder nomination for a director candidate to be brought before an annual meeting be given, and when are stockholder proposals due for the 2003 annual meeting?

Advance Notice Procedures.    Under our bylaws, business or nominations of candidates for the Board of Directors may be brought before an annual meeting if such business or nomination is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered notice to our corporate secretary (containing certain information specified in our bylaws) not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting (for next year’s annual meeting, no earlier than June 6, 2003 and no later than July 6, 2003). The bylaws also require stockholders intending to solicit proxies from stockholders with sufficient voting power to carry such stockholder proposal or elect such director nominee to provide written notice of such solicitation to the Company. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in next year’s proxy statement.

Stockholder Proposals for the 2003 Annual Meeting.    If you are submitting a proposal to be included in next year’s proxy statement, you may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at our executive offices no later than May 3, 2003.

How will Resources Connection solicit proxies for the Annual Meeting?

We are soliciting proxies by mailing this Proxy Statement and proxy card to our stockholders. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

How do I obtain a copy of the Annual Report on Form 10-K that Resources Connection filed with the Securities and Exchange Commission?

If you desire a copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our Investor Relations Department at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626, or from our Investor Relations website at “http://ir.resourcesconnection.com”.

The Company’s fiscal year consists of 52 or 53 weeks, ending on the last Saturday in May in each year. Each of the 2000, 2001 and 2002 fiscal years consists of 52 weeks ended on the last Saturday in May of such year.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, three directors will be elected, each serving a term of three years expiring at our 2005 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each of the nominees, Stephen J. Giusto, John C. Shaw and Jolene Sykes, is presently a member of our Board of Directors. The Board of Directors, acting upon the recommendation of the Nominating Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors. (See “Nominees” below).

The five directors whose terms of office do not expire in 2002 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified. (See “Other Directors” below).

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as our Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Each of the nominees has consented to serve if elected.

Nominees

The directors standing for election are:

Stephen J. Giusto, age 39, co-founded Resources Connection in June 1996 and served as our National Director of Operations from inception until April 1999. Mr. Giusto has served as our Chief Financial Officer, Executive Vice President of Corporate Development and Secretary since April 1999. Mr. Giusto is also a director of Resources Connection, a position he has held since April 1999. Prior to founding Resources Connection, Mr. Giusto was in the Orange County real estate practice of Deloitte & Touche, a professional services firm, from 1992 to 1996. He also previously served for two years in the Deloitte & Touche national office in the Office of the Managing Partner. Mr. Giusto was admitted to the Deloitte & Touche partnership in 1996.

John C. Shaw, age 68, is a director of Resources Connection, a position he has held since June 1999. Mr. Shaw currently also serves as a partner of THE SHAW GROUP LLC, a general management and consulting company he founded in February 1997. From February 1997 to December 1999, Mr. Shaw served as the Dean of the Peter F. Drucker Graduate School of Management at Claremont Graduate University. In addition, from November 1994 to February 1997, Mr. Shaw served in the Office of the Chairman of Wellpoint Health Networks, Inc., a managed health care company. In 1994, Mr. Shaw retired as a Vice Chairman of Deloitte & Touche LLP. From 1969 through 1994, Mr. Shaw was a partner with Deloitte & Touche LLP.

Jolene Sykes, age 52, is a director of Resources Connection, a position she has held since April 2002. Ms. Sykes is currently an outside consultant for the Fortune Magazine group, as well as several private businesses in the Boston area. From 1999 to 2001, Ms. Sykes was the President of Fortune. From 1996 to 1999, Ms. Sykes served as Publisher of Fortune. Ms. Sykes held various positions of responsibility for Time Inc. from 1985 to 1996 in sales and marketing, primarily for Time Inc.’s leading publications including Time, People, Sports Illustrated, Fortune and Money.

The Board of Directors recommends that stockholders vote FOR each of the nominees.

Other Directors

The following persons represent the members of our Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting:

Karen M. Ferguson, age 38, co-founded Resources Connection in June 1996. From inception to August 1998, Ms. Ferguson served as Managing Director of our Northern California practice. She currently serves as the Regional Managing Director of our Northeast Region and as an Executive Vice President, positions she has held since May, 2001 and April 1999, respectively. Ms. Ferguson is also a director of Resources Connection, a position she has held since April 1999. Prior to joining us, Ms. Ferguson was a director with Accounting Solutions, a regional Northern California contract project-based firm from 1994 to 1995. From 1985 to 1994, Ms. Ferguson was in the San Francisco office of Deloitte & Touche LLP, a professional services firm, most recently as a Senior Manager. Ms. Ferguson’s term of office as one of our directors expires at the Annual Meeting in 2004.

C. Stephen Mansfield, age 62, is a director of Resources Connection, a position he has held since August 2000. Mr. Mansfield is a lecturer in accounting and auditing at California Polytechnic State University, San Luis Obispo, a position he has held since 1999. From 1983 to 1989, Mr. Mansfield was the Partner-In-Charge of the Orange County office of Deloitte, Haskins & Sells, a professional services firm which was a predecessor firm to Deloitte & Touche LLP. Mr. Mansfield, a Certified Public Accountant retired from Deloitte & Touche LLP in 1990, as a senior partner. Since December 2001, Mr. Mansfield has also served as a director of The Zippertubing Co. Mr. Mansfield’s term of office as one of our directors expires at the Annual Meeting in 2004.

Donald B. Murray, age 55, co-founded Resources Connection in June 1996 and served as our Managing Director from inception until April 1999. Mr. Murray has served as our Chairman, Chief Executive Officer and President since the management buyout in April 1999. Prior to founding Resources Connection, Mr. Murray was Partner-In-Charge of Accounting and Assurance Services for the Orange County, California office of Deloitte & Touche LLP, a professional services firm, from 1988 to 1996. From 1984 to 1987, Mr. Murray was the Partner-In-Charge of the Woodland Hills office of Touche Ross & Co., a predecessor firm to Deloitte & Touche LLP, a professional services firm, an office he founded in 1984. Mr. Murray was admitted to the Deloitte & Touche partnership in 1983. Mr. Murray’s term of office as one of our directors expires at the Annual Meeting in 2003.

Gerald Rosenfeld, age 55, is a director of Resources Connection, a position he has held since April 1999. Mr. Rosenfeld is the Chief Executive Officer of Rothschild North America, an investment banking firm, a position he has held since January 2000. Previously, from November 1998 to January 2000, he was the Managing Member of G. Rosenfeld & Co. LLC, an investment banking and consulting firm. Prior to that time, Mr. Rosenfeld was Senior Managing Director of NationsBanc Montgomery Securities LLC, an investment banking firm, from April to November 1998, and a Managing Director and head of Investment Banking of Lazard Frères & Co. LLC, an investment banking firm, from 1992 to 1998. Mr. Rosenfeld is also a director of ContiGroup, Inc. Mr. Rosenfeld’s term of office as one of our directors expires at the Annual Meeting in 2003.

Leonard Schutzman, age 56, is a director of Resources Connection, a position he has held since April 1999. From April 1999 to November 1999, Mr. Schutzman was a member of Venture Marketing Group LLC, a venture marketing firm. From 1976 to 1993, he held several positions at Pepsi-Co., Inc., a company involved in the snack food, soft drink and juice businesses, most recently as Senior Vice President and Treasurer. Mr. Schutzman also serves on the board of directors of TwinLab and currently serves as Chairman of the Board of Nearware Networks and Cold Fusion Foods. He is an operating executive affiliated with Evercore Partners LLC. Mr. Schutzman’s term of office as one of our directors expires at the Annual Meeting in 2004.

Executive Officers

The following table sets forth information about our executive officers as of July 31, 2002:

Name	Age	Position
Donald B. Murray	55	Chairman of the Board of Directors, Chief Executive Officer, President and Director
Stephen J. Giusto	39	Chief Financial Officer, Executive Vice President of Corporate Development, Secretary and Director
Karen M. Ferguson	38	Executive Vice President and Director
Brent M. Longnecker	46	Executive Vice President
John D. Bower	41	Vice President, Finance
Kate W. Duchene	39	Chief Legal Officer, Executive Vice President of Human Relations and Assistant Secretary

Brent M. Longnecker.    Mr. Longnecker is an Executive Vice President of Resources Connection, a position he has held since June 1999. He also serves as the President of Resources Consulting Group, LP, a wholly-owned subsidiary of Resources Commection, focusing on executive compensation, risk assessment and corporate governance matters. From 1985 to 1999, Mr. Longnecker held various positions at KPMG and Deloitte & Touche, both of which are professional services firms, most recently as Partner-In-Charge of the performance management and compensation consulting practices at Deloitte & Touche. Mr. Longnecker also serves on the faculty of WorldatWork and as the Compensation Committee Chairman of SkyAuction.com, Inc.

John D. Bower.    Mr. Bower is our Vice President, Finance, a position he has held since April 1999. Mr. Bower served as our Director of Financial Reporting and Controller from January 1998 to April 1999. Mr. Bower served as Vice President, Finance of Mossimo, Inc., a clothing manufacturing company, from January 1997 to November 1997 and as Director, Finance for FHP International Corporation, a health maintenance organization, from June 1992 to January 1997. From 1982 through 1992, Mr. Bower worked in the Orange County, California office of Deloitte & Touche LLP, a professional services firm, most recently as a Senior Manager.

Kate W. Duchene.    Ms. Duchene is our Chief Legal Officer, a position she has held since December 1999. Ms. Duchene is also our Assistant Secretary and Executive Vice President, Human Relations, positions she has held since August 2000. Prior to joining Resources Connection, Ms. Duchene practiced law with O’Melveny & Myers LLP, a law firm, in Los Angeles, California, specializing in labor and employment matters. Ms. Duchene was with O’Melveny & Myers LLP from October 1990 through December 1999, most recently as a Special Counsel.

For information about executive officers Donald B. Murray, Stephen J. Giusto and Karen M. Ferguson, see descriptions above under “Nominees” and “Other Directors.”

DIRECTOR MEETINGS AND COMMITTEES

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of seven times during fiscal year 2002. During that same period, the Board acted four times by unanimous written consent. Each director attended at least 75% of the aggregate of (1) all Board meetings held during the period during fiscal year 2002 in which he or she was a director and (2) all meetings of each committee of the Board on which he or she served that were held during such period.

Committees of the Board of Directors

Our Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating Committee, each composed entirely of directors who are not officers or employees of Resources Connection.

Compensation Committee

The Compensation Committee of our Board of Directors consists of three non-employee directors, Ms. Sykes and Messrs. Rosenfeld and Shaw. Mr. Shaw is the Chairman of the Compensation Committee. Our Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for our Chief Executive Officer, and consults on compensation issues affecting the executive vice presidents, including establishing salaries and reviewing benefit programs and reviewing, approving, recommending and administering our incentive compensation and stock option and stock purchase plans.

The Compensation Committee of our Board of Directors met four times during our 2002 fiscal year.

Audit Committee

The Audit Committee of our Board of Directors consists of three non-employee directors, Messrs. Mansfield, Rosenfeld and Shaw. Mr. Mansfield is the Chairman of the Audit Committee. Our Audit Committee operates under a written charter adopted by our Board of Directors, which is required to be provided to shareholders every three years, unless amended earlier. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and makes recommendations to our Board of Directors for the selection of independent accountants. The Audit Committee has also considered whether the provision of services by PricewaterhouseCoopers LLP, as described under the caption “All Other Fees” below, is compatible with maintaining the independence of PricewaterhouseCoopers LLP. In discharging its duties, the Committee:

•	reviews and approves the scope of the annual audit and the independent accountant’s fees;

•	meets independently with our internal finance staff, our independent accountants and our senior management; and

•	consults with our auditors with regard to the plan of audit, the results of the audit and audit report and confers with the auditors regarding the adequacy of internal accounting controls.

During the year, our Board of Directors examined the composition of the Audit Committee in light of the Nasdaq Marketplace Rules requiring that at least two members of the Audit Committee be “independent directors.” Based upon this examination, the Board confirmed that each member of our Audit Committee is an “independent director” within the meaning of these rules.

The members of our Audit Committee met five times during our 2002 fiscal year.

Nominating Committee

The Nominating Committee was formed on July 25, 2002. The Nominating Committee recommended to the Board the nomination of the three director nominees standing for election at this year’s Annual Meeting. The Nominating Committee of our Board of Directors consists of three non-employee directors, Ms. Sykes and Messrs. Shaw and Rosenfeld. Mr. Shaw is the Chairman of the Nominating Committee. The Nominating Committee reviews and makes recommendations to the Board with respect to the composition of the Board and the election and re-election of directors at the annual meeting of stockholders. While the Nominating Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider stockholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions must be sent in writing to the Secretary at the Company’s address and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to consideration of his or her name by the Nominating Committee. The Company’s bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors. See “About the Meeting—When must notice of business or of a stockholder nomination for a director candidate to be brought before an annual meeting be given, and when are stockholder proposals due for the 2003 annual meeting?”

Audit Fees

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our most recent annual financial statements and the reviews of the financial statements included in our quarterly reports during our 2002 fiscal year were $120,000.

All Other Fees

The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for all other services rendered during our 2002 fiscal year were $269,000, which were primarily related to services for our 2001 secondary offering of common stock and for tax services.

It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To The Board of Directors
Of Resources Connection, Inc.:

August 30, 2002

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:

•
first, the Committee is responsible for monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors regarding significant accounting and reporting matters;

•
second, the Committee is responsible for matters relating to the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independent Standards Board Standard No. 1); and

•	third, the Committee oversees management’s implementation of effective systems of internal controls.

The Committee has reviewed and discussed with the Company’s management and its independent auditing firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements for the years ended May 31, 2000, 2001 and 2002, known as the Audited Financial Statements. Management advised the Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Committee discussed with PricewaterhouseCoopers LLP the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee discussed with that firm its independence from the Company. The Committee also discussed with the Company’s management and PricewaterhouseCoopers LLP such other matters and received the assurances from that firm, as the Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

Based on the forgoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, the Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in Resources Connection’s Annual Report on Form 10-K for the year ended May 31, 2002.

THE AUDIT COMMITTEE

C. Stephen Mansfield, Chairman
Gerald Rosenfeld
John C. Shaw

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering our 2002 fiscal year, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that (i) Ms. Ferguson inadvertently failed to timely report on Form 4 the sale of 5,000 shares of the Company’s common stock, (ii) Mr. Mansfield failed to report on his initial Form 3, which was timely filed, his option grant for 5,000 shares and to timely report on Form 4 the purchase of 2,309 shares of the Company’s common stock, (iii) Mr. Longnecker failed to accurately report on two separate Form 4 reports, which were timely filed, the total number of shares beneficially owned by him by inadvertently omitting from his total beneficial share ownership an aggregate of 80 shares held by his spouse as of the end of the month covered by the first such Form 4 report and 145 shares held by his spouse as of the end of the month covered by the second such Form 4 report, (iv) Mr. Murray erroneously reported on a Form 4 report, which was timely filed, the number of shares held by two of his family trusts (although Mr. Murray’s aggregate beneficial share ownership was correctly reported), and (v) Mr. Giusto erroneously reported on a Form 4 report, which was timely filed, the number of shares held by him as an individual and by one of his family trusts (although Mr. Giusto’s aggregate beneficial share ownership was correctly reported). On April 10, 2002, Ms. Ferguson filed a Form 4 to report the 5,000 shares she sold. On September 18, 2001, Mr. Mansfield filed a Form 4 to report the 2,309 shares he acquired, and on May 10, 2002 he filed a corrected Form 3 to report his 5,000 share option grant. On July 10, 2002, Mr. Longnecker filed corrected Form 4 reports to accurately reflect the total number of shares beneficially owned by him as of the end of the month covered by each of his Form 4 reports referred to above. On January 10, 2002, Mr. Murray filed a corrected Form 4 to accurately report the share ownership of his family trusts. On September 10, 2001, Mr. Giusto filed a corrected Form 4 to accurately report the number of shares held by him individually and by his family trusts.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Compensation

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to us in all capacities during fiscal 2000, fiscal 2001 and fiscal 2002 by our Chief Executive Officer and the four other most highly compensated officers whose total salary and bonuses exceeded $100,000 in fiscal 2002. The individuals listed in the table below are collectively referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Annual Compensation ($)		Securities Underlying Options (#)
Donald B. Murray, Chief Executive Officer	2002 2001 2000	452,700 447,665 425,000	(5) (5)	110,000 300,518 212,500	(1) (2) (3)	2,373 0 0	(6)	75,000 40,000 0

Stephen J. Giusto, Chief Financial Officer	2002 2001 2000	270,000 267,038 250,000	(5) (5)	65,000 136,404 125,000	(1) (2) (3)	2,373 0 0	(6)	25,000 20,000 0

Karen M. Ferguson, Executive Vice President	2002 2001 2000	259,000 259,023 200,000	(5) (5) (5)	65,000 136,404 130,000	(1) (2) (4)	2,373 1,118 0	(6) (6)	25,000 20,000 0

Brent M. Longnecker, Executive Vice President	2002 2001 2000	322,200 318,646 300,000	(5) (5)	65,000 156,600 150,000	(1) (2) (3)	2,373 0 50,000	(6) (7)	15,000 20,000 0

Kate W. Duchene, Chief Legal Officer	2002 2001 2000	175,000 174,423 86,538		65,000 79,335 27,800	(1) (2) (3)	0 0 0		25,000 20,000 50,000

(1)	Consists of bonuses earned in fiscal 2002 and paid in fiscal 2003.
(2)	Consists of bonuses earned in fiscal 2001 and paid in fiscal 2002.
(3)	Consists of bonuses earned in fiscal 2000 and paid in fiscal 2001.
(4)	Consists of bonuses earned in fiscal 2000 and paid in part in fiscal 2000 and in part in fiscal 2001.
(5)	Includes an automobile allowance of $9,000.
(6)	Consists of a matching contribution under the terms of Resources’ defined contribution 401(k) plan.
(7)	In May 1999, Mr. Longnecker received a loan in the amount of $200,000 from the Company. On January 1, 2000, the Company forgave $50,000 of the loan.

Stock Options and Long-Term Incentive Awards in Fiscal Year 2002

The table below sets forth the options granted to named executive officers during fiscal year 2002. No restricted stock awards were granted to named executive officers in fiscal year 2002.

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2002	Exercise Price per Share ($/Share)	Expiration Date	Potential Realizable Value of Assumed Annual Rate of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Donald B. Murray	75,000	5.05	28.66	4/1/2012	1,351,809	3,425,749
Stephen J. Giusto	25,000	1.68	28.66	4/1/2012	450,603	1,141,916
Karen M. Ferguson	25,000	1.68	28.66	4/1/2012	450,603	1,141,916
Brent M. Longnecker	15,000	1.01	28.66	4/1/2012	270,362	685,150
Kate W. Duchene	25,000	1.68	28.66	4/1/2012	450,603	1,141,916

Each option vests in equal annual installments over the four-year period commencing on the grant date and has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of service with Resources Connection.

The potential realizable values are based on an assumption that the stock price of our common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of our common stock.

Exercise of Options and Year-End Values

The following table provides summary information regarding option exercises and the number of shares of our common stock underlying outstanding stock options held by each of our named executive officers as of May 25, 2002.

Aggregated Option Exercises In The Last Fiscal Year And
Fiscal Year-End Option Value

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at May 25, 2002		Value of Unexercised In-the-Money Options at May 25, 2002
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Donald B. Murray	—	—	10,000	105,000	69,200	207,600
Stephen J. Giusto	—	—	5,000	40,000	34,600	103,800
Karen M. Ferguson	—	—	5,000	40,000	34,600	103,800
Brent M. Longnecker	—	—	5,000	40,000	34,600	103,800
Kate W. Duchene	—	—	30,000	65,000	573,350	642,550

Dollar values in the table shown above are calculated by taking the fair market value of our common stock on May 24, 2002 (the last trading day prior to our fiscal year end), subtracting the per share exercise price of the options, and multiplying the result by the number of shares.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors consists of three non-employee directors, Ms. Sykes and Messrs. Rosenfeld and Shaw. None of the members of the Compensation Committee of our Board of Directors is an officer or employee of our company. No executive officer of our company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors.

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed “filed” with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Report Of The Compensation Committee
Of The Board Of Directors

To the Board of Directors of Resources Connection, Inc.:

Compensation Philosophy

Our philosophy in setting compensation policies for the senior executive group, which includes our Chief Executive Officer and the executive vice presidents, is to attract, motivate and retain high caliber talent while maximizing stockholder value over time. The Committee is responsible for developing and implementing a total compensation package for the Chief Executive Officer. In consultation with the Chief Executive Officer, the Compensation Committee also sets the compensation policy applicable to the senior executive officers and evaluates the performance of such officers. The Committee strongly believes that executive compensation should be tied to corporate performance and increased stockholder value. The Committee has adopted the following guidelines in making its compensation decisions:

•	provide a fair and competitive total compensation package that enables us to attract and retain superior executive talent;

•	design compensation programs to further our yearly and long-term business objectives; and

•	include variable components in the compensation package that links executive financial reward to stockholder return.

Components of Executive Compensation

In this, our second year as a publicly-traded company, the Compensation Committee has continued to focus on the following three components in forming the total compensation package for its senior executive officers: base salary; annual incentive bonus; and long-term equity incentives.

Base Salary

Our Chief Executive Officer and two of the executive vice presidents have a written employment agreement that establishes each individual’s base salary. Within the context of such agreements, the Committee annually reviews the Chief Executive Officer’s base salary and consults on the base compensation of the executive vice presidents. For the other executive vice presidents, the Committee consults with the Chief Executive Officer to review annually each individual’s base salary. The Committee intends to compensate our senior executive officers, including our Chief Executive Officer, fairly and competitively within the relevant industry. In order to evaluate our competitive position in the professional services industry, the Compensation Committee, with the assistance of an independent compensation specialist, reviews and analyzes the compensation packages, both cash and equity, offered by other publicly-traded, professional services companies. We believe that this approach has allowed the Committee to compensate the senior executive group fairly and competitively by industry standards. As reflected in the Summary Compensation Table, Mr. Murray’s salary for fiscal year 2002 was $452,700, including his car allowance of $9,000 per year. As discussed below, the Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve corporate performance goals, thereby more directly contributing to stockholder value.

Annual Incentive Bonus

During fiscal year 2002, our senior executive officers were eligible for a target annual incentive bonus, calculated by the Committee as a percentage of each officer’s base salary, under the terms of our Executive Incentive Bonus Plan, referred to as the Plan. The Plan promotes a pay for performance philosophy by providing the executive group with direct cash incentives to achieve corporate financial goals. All senior executive officers were eligible for target bonuses ranging from 50 to 65 percent of their base salary, depending upon their positions. During fiscal year 2002, bonuses awarded under the Plan to the executive officers, including Mr. Murray, were calculated based on our achievement of certain financial performance metrics. The successful completion of these goals was measured objectively by the Committee. The Plan allowed for the incentive awards to increase if the Company exceeded certain, defined financial objectives. In the event that the Company did not meet targeted performance goals, the Plan allowed the Committee to grant only discretionary awards up to a fixed percentage of the executive officers’ base compensation. The financial metrics used to calculate the incentive bonuses are based on confidential information and are competitively sensitive as they are derived from our internal projections and business plan. Mr. Murray’s annual bonus of $110,000 reflects less than the targeted bonus amount, given the Company’s corporate performance as measured against the defined goals. This bonus represented 20 percent of his total cash compensation. Elements of our financial performance for fiscal year 2002 that directly affected Mr. Murray’s bonus calculation (as well as the bonus calculation for the other officers) included achievement of budgeted revenue and EBITDA goals for fiscal 2002.

Long-Term Incentives

The Committee may award stock options to the senior executive officers to enhance the link between executive pay and stockholder value. Awards are made pursuant to the Resources Connection Inc. 1999 Long-Term Incentive Plan, referred to as the Incentive Plan. Under the Incentive Plan, the Committee also has the ability to award other equity-based incentives such as stock appreciation rights or restricted stock, but has not done so to date. The Committee is responsible for determining who should receive stock option grants, when the grants should be made, the exercise price per share and the number of shares to be granted. The Committee considers grants of long-term incentive awards to executive officers during each fiscal year. To date, stock options have been granted at an option price set at fair market value of our common stock on the date of grant. As such, stock options have value only if the stock price appreciates following the date the options are granted. The stock options reflected in the Summary Compensation Table are subject to a 48-month vesting period. This approach encourages the creation of stockholder value over the long term. The stock options awarded to the senior executive group in fiscal year 2002 were based on individual and corporate performance as determined by the Committee.

In fiscal 2002, Mr. Murray received options to purchase a total of 75,000 shares at the fair market value of the shares on the date of grant. The Committee strongly believes that equity ownership, including stock options, provides our executive officers substantial motivation to maximize long-term stockholder value.

Internal Revenue Code Section 162(m)

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to Resources Connection and to the executives of various payments and benefits. The policy of the Committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. Action will be taken to qualify most compensation approaches to ensure deductibility, except in those limited cases in which the Committee believes stockholder interests are best served by retaining flexibility. In such cases the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Summary

The Compensation Committee believes that its executive compensation philosophy serves the best interests of Resources Connection and its stockholders. Executive compensation paid by Resources Connection is intended to be linked to, and consistent with, corporate performance, which the Committee believes will help align the interests of its executives with those of the stockholders.

THE COMPENSATION COMMITTEE

John C. Shaw, Chairman
Gerald Rosenfeld
Jolene Sykes

Employment Agreements

We have entered into employment agreements with Mr. Murray, Mr. Giusto, and Ms. Ferguson. The Company’s employment agreement with Mr. Longnecker expired on April 30, 2002.

Mr. Murray.    Pursuant to his employment agreement, Mr. Murray serves as our Chief Executive Officer and receives an annual base salary of $443,700. The employment agreement has an initial term ending on March 31, 2004. If any payment Mr. Murray receives pursuant to his employment agreement is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, or compensation subject to excise tax under Section 4999 of the Internal Revenue Code, Mr. Murray is entitled to an excise tax gross-up payment not to exceed $1.0 million.

Mr. Giusto.    Pursuant to his employment agreement, Mr. Giusto serves as our Chief Financial Officer and receives an annual base salary of $261,000. The employment agreement provides for annual renewal. The agreement has been renewed through March 31, 2003.

Ms. Ferguson.    Pursuant to her employment agreement, Ms. Ferguson serves as an Executive Vice President and receives an annual base salary of $250,000. The employment agreement provides for annual renewal. The agreement has been renewed through March 31, 2003. If Ms. Ferguson is terminated without cause, in addition to the severance payment described below, she will also receive reimbursement for her relocation expenses up to $100,000.

Mr. Longnecker.    Mr. Longnecker serves as an Executive Vice President and receives an annual base salary of $313,200. Until April 30, 2002 Mr. Longnecker held this position pursuant to an employment agreement, which expired April 30, 2002 and was not renewed. Mr. Longnecker continues to serve in the capacity of Executive Vice President but is not currently under contract with the Company. Pursuant to his employment agreement that has expired, on May 1, 1999, we loaned $200,000 to Mr. Longnecker as further described in “Certain Relationships and Related Transactions.”

Each of the above-described employment agreements that is still in effect has the following uniform terms:

Automatic Renewal.    Upon termination of the initial term of the employment agreement, the agreement will automatically renew for one-year periods unless the employee or we elect not to extend the agreement.

Termination by Us Without Cause or by Employee for Good Reason.    In the event we do not renew the agreement (unless the employee’s employment with us is continued after such non-renewal), or the employee is terminated other than for “cause” (which is defined in the agreement to include, among other things, conviction of a felony, fraudulent conduct, failure to perform duties or observe covenants of the agreement, or theft) or if the employee terminates his or her employment for “good reason” (which is defined in the agreement to include, among other reasons, a change in control) the employee will receive severance pay which includes:

•	any accrued but unpaid base salary as of the date of the employee’s termination;

•	the earned but unpaid annual bonus, if any;

•
the target annual incentive compensation, if any, that the employee would have been entitled to receive pursuant to the employment agreement in respect of the fiscal year in which the termination occurs; and

•
the employee’s then current base salary multiplied by the greater of either (1) two, for Mr. Giusto and Ms. Ferguson, or three, for Mr. Murray, and (2) the number of years (including fractions) remaining in the initial term of the agreement.

The employment agreements also provide that the employee shall be entitled to receive employee benefits to which the employee may be entitled under the employee benefit plans and continued participation in our group health insurance plans at our expense until the earlier of three years from the date of termination or the employee’s eligibility for participation in the group health plan of a subsequent employer.

Director Compensation

As compensation for their services on our Board of Directors, our non-employee directors receive:

•	$12,000 per year paid in cash or discounted stock options;

•	a one-time grant of 5,000 shares at the time a director joins the Board;

•	discretionary stock option grants; and

•	reimbursement for expenses they incur in attending Board and committee meetings.

Directors who serve on committees of our Board of Directors also receive a flat fee of $300 per committee meeting attended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following descriptions summarize the material terms of certain relationships and transactions with any of our officers, director and holders of 5% or more of our outstanding capital stock.

Longnecker Loan

Pursuant to an employment agreement with Mr. Longnecker, which expired on April 30, 2002, we loaned $200,000 to Mr. Longnecker on May 1, 1999. The loan is interest-free and matures on April 1, 2007. On January 1, 2000, $50,000 of the loan was forgiven as a portion of Mr. Longnecker’s compensation. As of May 25, 2002, the outstanding balance of the loan was $150,000. Additional amounts may be forgiven at the discretion of our Chief Executive Officer.

Payments To Our Financial Printing Company

We have hired R.R. Donnelley Financial Printing, or Donnelley, to provide us certain printing and related services. Throughout the fiscal year 2002, the spouse of Ms. Duchene, our Chief Legal Officer, was employed by Donnelley. We paid a total of approximately $370,000 to Donnelley in fiscal year 2002.

Payments To Our Insurance Broker

During fiscal year 2002, the Company paid Spectrum Risk Management & Insurance Services (“Spectrum”), an insurance brokerage company, approximately $500 for mailing information related to health and benefit insurance to the Company’s employees. Also during fiscal year 2002, Blue Shield of California, Blue Cross/Blue Shield of Illinois and Met/Life, the providers of certain of the Company’s employee health and dental insurance plans, paid Spectrum an aggregate of approximately $207,000 for broker services provided in connection with the Company’s employee benefit plans. The brother of Ms. Duchene, the Company’s Chief Legal Officer, owns a majority interest in Spectrum but is not the broker providing services to the Company.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table contains information about the beneficial ownership of our common stock as of July 31, 2002 for:

•	each person who beneficially owns more than five percent of the common stock of the Company;

•	each of our directors;

•	each named executive officer and each executive officer; and

•	all directors, named executive officers and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Resources Connection, Inc., 695 Town Center Drive, Suite 600, Costa Mesa, California 92626.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 21,661,162 shares of common stock outstanding as of July 31, 2002.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Directors and Officers
Donald B. Murray(1)	1,375,489	6.4%
Stephen J. Giusto(2)	332,553	1.5%
Karen M. Ferguson(3)	215,250	*
Brent M. Longnecker(4)	186,600	*
Kate W. Duchene(5)	42,000	*
John D. Bower(6)	37,976	*
Gerald Rosenfeld(7)	137,670	*
Leonard Schutzman(8)	10,520	*
John C. Shaw(9)	1,788	*
C. Stephen Mansfield(10)	4,309	*
Jolene Sykes	0	*
Named Executive Officers, Executive Officers and Directors as a group (11 persons)	2,344,155	10.79%

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding

Greater than 5% Stockholders
Wellington Management Company, LLP(11)	2,400,600	11.08%
Franklin Resources, Inc.(12)	1,890,495	8.73%
Wasatch Advisors, Inc. (13)	1,745,522	8.06%

*	Represents less than 1%.
(1)
Includes shares owned by Mr. Murray and shares beneficially owned by Mr. Murray in The Murray Family Trust, Donald B. Murray, Trustee; Murray Family Income TR312000 Shimizu Ronald J Ttee. Mr. Murray is the beneficial owner of 10,000 shares of common stock subject to options exercisable within 60 days of July 31, 2002. Includes 250,000 shares subject to a prepaid forward contract.

(2)
Includes shares owned by Mr. Giusto, beneficially owned by Mr. Giusto in The Giusto Family Income Trust dated 9/12/2000, Michael J. Giusto, trustee and 1,000 shares owned by the spouse of Mr. Giusto. Mr. Giusto is the beneficial owner of 5,000 shares of common stock subject to options exercisable within 60 days of July 31, 2002.

(3)	Ms. Ferguson is the beneficial owner of 5,000 shares of common stock subject to options exercisable within 60 days of July 31, 2002.
(4)	Mr. Longnecker is the beneficial owner of 5,000 shares of common stock subject to options exercisable within 60 days of July 31, 2002. Includes 118,500 shares subject to a prepaid forward contract.
(5)	Ms. Duchene is the beneficial owner of 30,000 shares of common stock subject to options exercisable within 60 days of July 31, 2002.
(6)	Mr. Bower is the beneficial owner of 5,000 shares of common stock subject to options exercisable within 60 days of July 31, 2002.
(7)
Includes shares owned by Mr. Rosenfeld and shares beneficially owned by Mr. Rosenfeld in the Rosenfeld August 2000 GRAT. Mr. Rosenfeld is the beneficial owner of 788 shares of common stock subject to options exercisable within 60 days of July 31, 2002.

(8)	Mr. Schutzman is the beneficial owner of 788 shares of common stock subject to options exercisable within 60 days of July 31, 2002.
(9)	Mr. Shaw is the beneficial owner of 788 shares of common stock subject to options exercisable within 60 days of July 31, 2002.
(10)	Mr. Mansfield is the beneficial owner of 500 shares of common stock subject to options exercisable within 60 days of July 31, 2002.
(11)
According to a Schedule 13G filed with the SEC by Wellington Management Company, LLP on January 10, 2002, 2,400,600 shares of common stock are held of record by clients of Wellington Management Company, LLP (“WMC”), and (i) WMC, in its capacity as investment advisor, may be deemed to have beneficial ownership of all such 2,400,600 shares and (ii) WMC has shared voting power with respect to 2,058,000 shares of common stock and shared dispositive power with respect to 2,400,600 shares of common stock. The address of WMC listed in the Schedule 13G is 75 State Street, Boston, Massachusetts 02109.

(12)
According to a Schedule 13G filed with the SEC by Franklin Resources, Inc., (i)  Franklin Advisors, Inc., an investment advisor subsidiary of Franklin Resources, Inc., (“FRI”) has sole voting and dispositive power with respect to 1,415,300 shares of common stock, (ii) Fiduciary Trust Company International, an investment advisor subsidiary of FRI, has sole voting and dispositive power with respect to 1,400 shares of common stock, (iii) Franklin Private Trust Group, Inc., an investment advisor subsidiary of FRI, has sole dispositive power with respect to 473,795 shares of common stock, (iv) Charles B. Johnson and Rupert H. Johnson are the principal shareholders of FRI and may be deemed to be the beneficial owner of the securities held by persons and entities advised by FRI subsidiaries, and (iv) all of FRI, Charles B. Johnson and the investment advisor subsidiaries disclaim beneficial ownership with respect to the shares of common stock. The address of FRI listed in the Schedule 13G is One Franklin Parkway, San Mateo, California 94403.

(13)
According to a Schedule 13G filed with the SEC by Wasatch Advisors, Inc. on February 15, 2002, Wasatch Advisors, Inc. has sole voting and dispositive power with respect to 1,745,522 shares of common stock. The address of Wasatch Advisors, Inc. listed in the Schedule 13G is 150 Social Hall Avenue, Salt Lake City, UT 84111.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total return to the holders of our common stock with the cumulative total return of the Russell 2000 Index and the Standard Industry Code 8742 Management Consulting Services Index, or the SIC Index, for the period commencing on the first day our common stock was traded on the Nasdaq Stock Market, December 15, 2000, and ending on May 25, 2002. The graph assumes that $100 was invested on December 15, 2000 in our common stock and in each index (based on prices from the close of trading on December 15, 2000), and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period may not be indicative of future stockholder returns.

The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG RESOURCES CONNECTION, INC.,
THE RUSSELL 2000 INDEX AND SIC INDEX

ASSUMES $100 INVESTED ON DEC. 15, 2000
ASSUMES DIVIDENDS REINVESTED

	12/15/2000	2/28/01	5/26/01	8/31/01	11/30/01	2/28/02	5/25/02
RESOURCES CONNECTION	100.00	144.14	191.87	137.50	135.38	165.88	159.19
SIC INDEX	100.00	92.31	90.63	78.89	82.20	82.34	77.46
RUSSELL 2000 INDEX	100.00	98.10	102.68	96.90	95.29	97.05	100.80

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the office of the Securities and Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

By order of the Board of Directors,

Stephen J. Giusto
Secretary

Costa Mesa, California,
August 30, 2002

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND
RETURN THE ENCLOSED PROXY PROMPTLY

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
RESOURCES CONNECTION, INC.

October 4, 2002

ê  Please Detach and Mail in the Envelope Provided  ê

A	☒	Please mark your votes as in this example.

The Board of Directors recommends a vote FOR each of the nominees listed below:
		FOR ALL	WITHHELD FOR ALL	Nominees:
1.	Election of the nominees listed at right for a three-year term as members of the Company’s Board of Directors:	☐	☐	Stephen J. Giusto John C. Shaw Jolene Sykes	2.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.
INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name in the space provided below.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE IN PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEES.

					PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF STOCKHOLDER	Dated: , 2002	SIGNATURE OF STOCKHOLDER	Dated: , 2002

NOTE:
(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

RESOURCES CONNECTION, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, OCTOBER 4, 2002

The undersigned, a stockholder of RESOURCES CONNECTION, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report to Stockholders for its fiscal year ended May 25, 2002; and, revoking any proxy previously given, hereby constitutes and appoints Donald B. Murray and Stephen J. Giusto, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California 92626, on October 4, 2002 at 10:00 a.m., Pacific Daylight Time, and at any adjournment thereof, on all matters coming before said meeting.

(continued and to be signed on other side)